UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2019

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03    Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07 below.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On September 5, 2019, VistaGen Therapeutics, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). All proposals were approved by the Company’s stockholders. The matters voted upon at the Annual Meeting and the detailed results of the stockholder voting approving all such matters are set forth below.

Proposal No. 1 – Election of Directors

	For		Against
	Votes	% Voted	Votes	% Voted
Shawn K. Singh	14,657,935	91.91%	1,290,719	8.09%
H. Ralph Snodgrass	14,711,550	92.24%	1,237,104	7.76%
Jon S. Saxe	13,312,707	83.47%	2,635,947	16.53%
Brian J. Underdown	13,306,184	83.43%	2,642,470	16.57%
Jerry B. Gin	13,318,049	83.51%	2,630,605	16.49%
Ann M. Cunningham	14,727,093	92.34%	1,221,561	7.66%

Each of the members of the Company’s Board of Directors is elected by a plurality of the votes cast. Accordingly, each of the directors named above was re-elected to serve on the Company’s Board of Directors until the Company’s 2020 Annual Meeting of Stockholders, or until his or her successor is qualified and elected.

Proposal No. 2 – Approval of an Amendment to the Company’s Restated Articles of Incorporation

	For	Against	Abstained
Votes	26,509,066	4,963,523	470,091
% Voted	82.99%	15.54%	1.47%

The vote required to approve Proposal No. 2 was the affirmative vote of a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), entitled to vote as of July 12, 2019, the record date for the Annual Meeting (the “Record Date”). Accordingly, the amendment to increase the number of authorized shares of Common Stock under the Company’s Restated Articles of Incorporation from 100.0 million to 175.0 million (the “Charter Amendment”) was approved.

As approved at the Annual Meeting, the Charter Amendment will be filed with the Nevada Secretary of State on or about September 6, 2019. A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Proposal No. 3 – Approval of the Adoption of the Company’s 2019 Omnibus Equity Incentive Plan

	For	Against	Abstained
Votes	12,884,874	2,992,767	71,013
% Voted	80.79%	18.77%	0.44%

The vote required to approve Proposal No. 3 was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the Company’s stockholders approved the 2019 Omnibus Equity Incentive Plan and ratification of all issuances thereunder to date, as described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on July 23, 2019 (the “Proxy Statement”).

Proposal No. 4 – Approval of the Adoption of the Company’s 2019 Employee Stock Purchase Plan

	For	Against	Abstained
Votes	14,572,422	1,315,128	61,104
% Voted	91.37%	8.25%	0.38%

The vote required to approve Proposal No. 4 was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the Company’s stockholders approved the 2019 Employee Stock Purchase Plan, as described in the Proxy Statement.

Proposal No. 5 – Advisory Vote to Approve Executive Compensation (Say-on-Pay Proposal)

	For	Against	Abstained
Votes	13,883,367	1,965,028	100,259
% Voted	87.05%	12.32%	0.63%

The vote required to approve this non-binding advisory Proposal No. 5 was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, the Company’s stockholders approved the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement.

Proposal No. 6 – Ratification of Appointment of Auditors

	For	Against	Abstained
Votes	30,257,040	849,405	836,235
% Voted	94.72%	2.66%	2.62%

The vote required to approve Proposal No. 6 was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of OUM & Co. LLP as the Company’s independent auditors for the fiscal year ending March 31, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
3.1	Certificate of Amendment to the Restated and Amended Articles of Incorporation, as amended, of VistaGen Therapeutics, Inc., dated September 6, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTAGEN THERAPEUTICS, INC.

Date: September 6, 2019	By:	/s/ Shawn K. Singh
Shawn K. Singh
Chief Executive Officer